Exhibit 99

Honeywell International Inc.

Consolidated Statement of Operations

(Unaudited)

	Year Ended December 31, 2017
	(Dollars in millions, except per share amounts)
	As Reported	Adjustments	As Revised

Product sales	$32,317	$-	$32,317
Service sales	8,217	-	8,217
Net sales	40,534	-	40,534
Costs, expenses and other
Costs of products sold	22,659	517	23,176
Costs of services sold	4,916	52	4,968
	27,575	569	28,144
Selling, general and administrative expenses	5,808	279	6,087
Other (income) expense	(67)	(896)	(963)
Interest and other financial charges	316	-	316
	33,632	(48)	33,584
Income before taxes	6,902	48	6,950
Tax expense	5,204	158	5,362
Net income	1,698	(110)	1,588
Less: Net income attributable to noncontrolling interest	43	-	43
Net income attributable to Honeywell	$1,655	$(110)	$1,545
Earnings per share of common stock-basic	$2.17	$(0.14)	$2.03
Earnings per share of common stock-assuming dilution	$2.14	$(0.14)	$2.00

Honeywell International Inc.

Consolidated Statement of Operations

(Unaudited)

	Year Ended December 31, 2016
	(Dollars in millions, except per share amounts)
	As Reported	Adjustments	As Revised

Product sales	$31,362	$-	$31,362
Service sales	7,940	-	7,940
Net sales	39,302	-	39,302
Costs, expenses and other
Costs of products sold	22,170	442	22,612
Costs of services sold	4,980	85	5,065
	27,150	527	27,677
Selling, general and administrative expenses	5,469	105	5,574
Other (income) expense	(102)	(637)	(739)
Interest and other financial charges	338	-	338
	32,855	(5)	32,850
Income before taxes	6,447	5	6,452
Tax expense	1,601	2	1,603
Net income	4,846	3	4,849
Less: Net income attributable to noncontrolling interest	37	-	37
Net income attributable to Honeywell	$4,809	$3	$4,812
Earnings per share of common stock-basic	$6.29	$0.01	$6.30
Earnings per share of common stock-assuming dilution	$6.20	$0.01	$6.21

2

Honeywell International Inc.

Consolidated Statement of Operations

(Unaudited)

	Year Ended December 31, 2015
	(Dollars in millions, except per share amounts)
	As Reported	Adjustments	As Revised

Product sales	$30,695	$-	$30,695
Service sales	7,886	-	7,886
Net sales	38,581	-	38,581
Costs, expenses and other
Costs of products sold	21,775	354	22,129
Costs of services sold	4,972	68	5,040
	26,747	422	27,169
Selling, general and administrative expenses	5,006	205	5,211
Other (income) expense	(68)	(634)	(702)
Interest and other financial charges	310	-	310
	31,995	(7)	31,988
Income before taxes	6,586	7	6,593
Tax expense	1,739	4	1,743
Net income	4,847	3	4,850
Less: Net income attributable to noncontrolling interest	79	-	79
Net income attributable to Honeywell	$4,768	$3	$4,771
Earnings per share of common stock-basic	$6.11	$0.01	$6.12
Earnings per share of common stock-assuming dilution	$6.04	$-	$6.04

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Honeywell International Inc.

Consolidated Balance Sheet

(Unaudited)

	December 31, 2017			December 31, 2016
	(Dollars in millions)
	As Reported	Adjustments	As Revised	As Reported	Adjustments	As Revised
ASSETS
Current assets:
Cash and cash equivalents	$7,059	$-	$7,059	$7,843	$-	$7,843
Short-term investments	3,758	-	3,758	1,520	-	1,520
Accounts receivable - net	8,866	-	8,866	8,177	-	8,177
Inventories	4,613	-	4,613	4,366	-	4,366
Other current assets	1,706	-	1,706	1,152	-	1,152
Total current assets	26,002	-	26,002	23,058	-	23,058

Investments and long-term receivables	667	-	667	587	-	587

Property, plant and equipment - net	5,926	-	5,926	5,793	-	5,793
Goodwill	18,277	-	18,277	17,707	-	17,707
Other intangible assets - net	4,496	-	4,496	4,634	-	4,634

Insurance recoveries for asbestos related liabilities	411	68	479	417	80	497
Deferred income taxes	236	15	251	347	340	687
Other assets	3,372	-	3,372	1,603	-	1,603
Total assets	$59,387	$83	$59,470	$54,146	$420	$54,566
LIABILITIES
Current liabilities:
Accounts payable	6,584	-	6,584	5,690	-	5,690

Commercial paper and other short-term borrowings	3,958	-	3,958	3,366	-	3,366
Current maturities of long-term debt	1,351	-	1,351	227	-	227
Accrued liabilities	6,968	-	6,968	7,048	-	7,048
Total current liabilities	18,861	-	18,861	16,331	-	16,331
Long-term debt	12,573	-	12,573	12,182	-	12,182
Deferred income taxes	2,894	(230)	2,664	486	(64)	422

Postretirement benefit obligations other than pensions	512	-	512	473	-	473
Asbestos related liabilities	1,173	1,087	2,260	1,014	1,148	2,162
Other liabilties	5,930	-	5,930	4,110	-	4,110
Redeemable noncontrolling interest	5	-	5	3	-	3
SHAREOWNERS' EQUITY
Capital – common stock issued	958	-	958	958	-	958
– additional paid–in capital	6,212	-	6,212	5,781	-	5,781
Common stock held in treasury, at cost	(15,914)	-	(15,914)	(13,366)	-	(13,366)
Accumulated other comprehensive loss	(2,235)	-	(2,235)	(2,714)	-	(2,714)
Retained earnings	28,255	(774)	27,481	28,710	(664)	28,046
Total Honeywell shareowners’ equity	17,276	(774)	16,502	19,369	(664)	18,705
Noncontrolling interest	163	-	163	178	-	178
Total shareowners’ equity	17,439	(774)	16,665	19,547	(664)	18,883

Total liabilities, redeemable noncontrolling interest and shareowners' equity	$59,387	$83	$59,470	$54,146	$420	$54,566
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